Exhibit 10.4
AMENDMENT NUMBER ONE
TO THE
BRIGHTHOUSE SERVICES, LLC
CHANGE OF CONTROL SEVERANCE PAY PLAN

The BRIGHTHOUSE SERVICES, LLC CHANGE OF CONTROL SEVERANCE PAY PLAN (the “Plan”) is hereby amended, effective as of the date this amendment was executed, as set forth below:

Section 7.10 of the Plan is hereby amended by restating it in its entirety to read as follows:

“Recoupment. All Severance Benefits payable hereunder shall be subject to any compensation recoupment policy of the Company or any of its affiliates in effect from time to time.”

IN WITNESS WHEREOF, this amendment has been executed by the Plan Administrator on this 10th day of May 2023.

Plan Administrator

/s/ Micah Dowling
Micah Dowling

Witness: /s/ Tracy Kidd